UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 24, 2016

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2016 Annual Meeting of Stockholders of aTyr Pharma, Inc. (the “Company”) held on May 24, 2016:

(i) The election of three Class I directors, as nominated by the Board of Directors, to hold office until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

(ii) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 12, 2016.

The number of shares of common stock entitled to vote at the annual meeting was 23,677,303.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 17,598,234.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1 – Election of Class I Directors

Director Nominee	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Vote
John K. Clarke	13,559,127	2,582,666	1,456,441
Amir H. Nashat, Sc.D.	13,626,937	2,514,856	1,456,441
Paul Schimmel, Ph.D.	13,601,054	2,540,739	1,456,441

Proposal 2 – Ratification of the Appointment of Ernst and Young, LLP as the  independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

Number of Shares Voted For	Against	Abstain	Broker Non-Vote
17,588,832	9,173	229	─

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ John D. Mendlein
John D. Mendlein, Ph.D.
Chief Executive Officer

Date: May 26, 2016

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